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EXHIBIT NO. 21.1
SUBSIDIARIES OF EASTBROKERS



                                                               JURISDICTION OF
   COMPANY                                                     INCORPORATION
   -------                                                     ---------------

   EBI Securities Corporation                                  Colorado

   EBI Leasing Corporation                                     Colorado

   Eastbrokers North America, Inc.                             Delaware

   EBonlineinc.com.                                            Nevada

   Eastbrokers Beteiligungs AG                                 Austria

   WMP Bank AG                                                 Austria

   Eastbrokers Warszawski Dom Maklerski s.a.                   Poland

   Eastbrokers Kazakhstan Securities House Ltd.                Kazakhstan

   Eastbrokers Zagreb d.d.                                     Croatia

   Eastbrokers Baku Ltd.                                       Azerbaijan

   EB Holding, druzba za upravljanje druzb d.d.                Slovenia

   BPD Eastbrokers d.d.                                        Slovenia